Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GENOMATICA, INC.

Christophe H. Schilling, Ph.D. hereby certifies that:

ONE: The original name of this corporation is Genomatica, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was October 18, 2007.

TWO: He is the duly elected and acting President and Chief Executive Officer of Genomatica, Inc., a Delaware corporation.

THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

I.

The name of this corporation is GENOMATICA, INC. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 113,274,902 shares, 65,000,000 shares of which shall be Common Stock (the “Common Stock”) and 48,274,902 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 and the Common Stock shall have a par value of $0.0001.

B. 3,500,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred Stock”). 350,000 of the authorized shares of Preferred Stock are hereby designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred Stock”). 13,629,570 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred Stock”). 14,492,756 of the

authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred Stock”). 16,302,576 of the authorized shares of Preferred Stock are hereby designated “Series C-1 Preferred Stock” (the “Series C-1 Preferred Stock” and, collectively with the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Series Preferred”).

C. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1. DIVIDEND RIGHTS.

a. Holders of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall be entitled to receive, on an equal priority, pari passu basis among the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, if, when and as declared by the Corporation’s Board of Directors (the “Board of Directors”), and prior and in preference to the holders of Series A Preferred Stock, Series A-1 Preferred Stock and Common Stock, but only out of funds that are legally available therefor, cash dividends at the rate of 8% of the applicable “Original Issue Price” per annum on each outstanding share of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock. The Original Issue Price of the Series C-1 Preferred Stock shall be $1.8402 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series C-1 Preferred Stock (the “Series C-1 Original Issue Price”). The Original Issue Price of the Series C Preferred Stock shall be $1.035 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series C Preferred Stock (the “Series C Original Issue Price”). The Original Issue Price of the Series B Preferred Stock shall be $1.4967 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series B Preferred Stock (the “Series B Original Issue Price”). Such dividends with respect to the Series C Preferred Stock shall accrue and accumulate at the annual rate specified above on a daily basis from the Series C Original Issue Date (as defined below) for such share of Series C Preferred Stock, until the conversion of such share of Series C Preferred Stock or the liquidation of the Corporation; provided that, except as provided in Section 3 (regarding Liquidation Rights), such accrued and accumulated dividends on the Series C Preferred Stock shall be payable only when and as declared by the Board of Directors. The term “Series C Original Issue Date” shall mean the date on which a share of Series C Preferred Stock is first issued by the Corporation. Such dividends with respect to the Series C-1 Preferred Stock and Series B Preferred Stock shall be payable only when, as and if declared by the Board of Directors and shall not be cumulative.

b. Subject to the preferential dividend rights of the holders of the Series C-1 Preferred Stock, Series C Preferred Stock and the Series B Preferred Stock as provided in Section 1(a) above, holders of Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive, on an equal priority, pari passu basis among the Series A Preferred Stock and Series A-1 Preferred Stock, if, when and as declared by the Board of Directors, and prior and in preference to the holders of Common Stock, but only out of funds that are legally available therefor, cash dividends at the rate of 8% of the applicable “Original Issue Price” per annum on each outstanding share of Series A Preferred Stock and Series A-1 Preferred

Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series A Preferred Stock shall be $1.00 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Preferred Stock (the “Series A Original Issue Price”). The Original Issue Price of the Series A-1 Preferred Stock shall be $1.00 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A-1 Preferred Stock (the “Series A-1 Original Issue Price”). Such dividends with respect to the Series A Preferred Stock and Series A-1 Preferred Stock shall be payable only when, as and if declared by the Board of Directors and shall not be cumulative.

c. Except for dividends paid on Series Preferred in accordance with the provisions of Sections 1(a) and 1(b) above, so long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Series Preferred or Common Stock, nor shall any shares of any Series Preferred or Common Stock be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to Permitted Service Provider Repurchases (as defined below)) until all dividends payable on the Series Preferred in accordance with Sections 1(a) and 1(b) above shall have been paid in full and/or declared and set apart for payment in full. The provisions of this Section 1(c) shall not, however, apply to (i) a dividend payable on the outstanding shares of Common Stock in shares of Common Stock, or (ii) any repurchase of any outstanding securities of the Corporation that is approved by the Board of Directors, with and including the approval of all Preferred Directors (as defined below). The holders of the Series Preferred expressly waive their rights, if any, as described in Sections 502 and 503 of the California General Corporation Law (“CGCL”) as they relate to repurchases of shares of Common Stock upon termination of employment or service as a consultant or director. “Permitted Service Provider Repurchases” means repurchases of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares from the holders thereof who are or were employees, contractors, directors or other service providers to the Corporation or any of its subsidiaries (“Service Provider Holders”) at the original issue price of such shares upon such holders’ termination of services to or with the Corporation or in exercise by the Corporation of the Corporation’s right of first refusal upon a proposed transfer of shares of Common Stock by any of such Service Provider Holders.

2. VOTING RIGHTS.

a. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

b. For so long as any shares of Series Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding shares of Series Preferred (voting together as a single class on an as converted basis) shall be necessary for taking, effecting or validating (and the Corporation shall not take, effect or validate) any of the following actions (whether by amendment of the Corporation’s Certificate of Incorporation, merger, consolidation, conversion to another form of entity, recapitalization or otherwise):

(i) Any alteration or change to the voting or other powers, preferences, or other rights, privileges or restrictions of the Series Preferred so as to affect them materially and adversely;

(ii) Any increase or decrease in the authorized number of shares of Preferred Stock, including any series of Series Preferred;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock in right of liquidation preference or dividend rights;

(iv) Any redemption, repurchase, payment or declaration of dividends or other distributions with respect to, Common Stock or Preferred Stock not approved by the Board of Directors, with and including the approval of all the Preferred Directors (as defined below) (except for acquisitions of Common Stock by the Corporation permitted by Section 1(c)(i) and (ii) hereof);

(v) Any agreement by the Corporation or its stockholders regarding an Asset Transfer or an Acquisition (each as defined in Section 3 hereof);

(vi) Any voluntary dissolution, liquidation or winding up of the Corporation;

(vii) Amend any provision of the Corporation’s Certificate of Incorporation or Bylaws; or

(viii) Any increase or decrease in the authorized number of members of the Board of Directors.

c. For so long as at least 3,000,000 shares of Series C Preferred Stock remain outstanding (such number of shares being subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C Preferred Stock after the date on which this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and becomes effective (the “Filing Date”)), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock (voting together as a single series) shall be necessary for taking, effecting or validating (and the Corporation shall not take, effect or validate) any of any of the following actions (whether by amendment of the Corporation’s Certificate of Incorporation, merger, consolidation, conversion to another form of entity, recapitalization or otherwise):

(i) effecting or validating any change in or to the voting powers, preferences or other special rights or privileges or restrictions of the Series C Preferred Stock (any such change, a “Series C Change”) so as to affect them adversely (whether such Series C Change is effected by an amendment, alteration or repeal of the Corporation’s Certificate of Incorporation or Bylaws, or by a merger, consolidation, conversion to another form of entity, recapitalization or otherwise); it being understood that no such Series C Change which so adversely affects the Series C Preferred Stock shall be deemed to have occurred solely by reason of, or resulting from, the authorization or designation (whether by amendment of the Corporation’s Certificate of Incorporation, filing of a Certificate of Designation or otherwise), or issuance, of any additional shares of an existing series of Preferred Stock or of shares of a new series of Preferred Stock (whether or not the voting powers, preferences or other special rights or privileges or restrictions of such new shares or series are senior to, pari passu with or junior to those of the Series C Preferred Stock); or

(ii) any increase or decrease in the authorized number of members of the Board of Directors.

d. For so long as at least 3,260,515 shares of Series C-1 Preferred Stock remain outstanding (such number of shares being subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C-1 Preferred Stock after the Filing Date), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding shares of Series C-1 Preferred Stock (voting together as a single series) shall be necessary for taking, effecting or validating (and the Corporation shall not take, effect or validate) any change in or to the voting powers, preferences or other special rights or privileges or restrictions of the Series C-1 Preferred Stock (any such change, a “Series C-1 Change”) so as to affect them adversely (whether such Series C-1 Change is effected by an amendment, alteration or repeal of the Corporation’s Certificate of Incorporation or Bylaws, or by a merger, consolidation, conversion to another form of entity, recapitalization or otherwise); it being understood that no such Series C-1 Change which so adversely affects the Series C-1 Preferred Stock shall be deemed to have occurred solely by reason of, or resulting from, the authorization or designation (whether by amendment of the Corporation’s Certificate of Incorporation, filing of a Certificate of Designation or otherwise), or issuance, of any additional shares of an existing series of Preferred Stock or of shares of a new series of Preferred Stock (whether or not the voting powers, preferences or other special rights or privileges or restrictions of such new shares or series are senior to, pari passu with or junior to those of the Series C-1 Preferred Stock).

e. The members of the Board of Directors shall be elected as follows:

(i) For so long as at least 3,000,000 shares of Series C Preferred Stock remain outstanding (such number of shares being subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C Preferred Stock after the Filing Date) the holders of Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect three members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors (the “Preferred Directors”), and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of any or all such directors.

(ii) The holders of Common Stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of any or all such directors.

(iii) The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining authorized members of the Board of Directors not described in clause (i) or (ii) above, at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of any or all such directors.

f. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon without a vote of the holders of the Common Stock voting as a separate class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. LIQUIDATION RIGHTS.

a. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Series A Preferred Stock, Series A-1 Preferred Stock or Common Stock, the holders of the outstanding shares of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution, on an equal priority, pari passu basis, (i) for each share of Series C-1 Preferred Stock held by them, an amount per share of Series C-1 Preferred Stock equal to the Series C-1 Original Issue Price, plus all declared and unpaid dividends on such share (such declared and unpaid dividends, the “Declared Series C-1 Dividends”), (ii) for each share of Series C Preferred Stock held by them, an amount per share of Series C Preferred Stock equal to the Series C Original Issue Price plus all cumulative dividends accrued on such share of Series C Preferred Stock under Section 1(a) of this Article IV, whether or not declared (such accrued cumulative dividends, the “Accrued Series C Dividends”), plus all declared and unpaid dividends on such share (such declared and unpaid dividends, the “Declared Series C Dividends”), and (iii) for each share of Series B Preferred Stock held by them, an amount per share of Series B Preferred Stock equal to the Series B Original Issue Price, plus all declared and unpaid dividends on such share (such declared and unpaid dividends, the “Declared Series B Dividends”). If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock of their respective liquidation preference amounts set forth above, then such assets shall be distributed among the holders of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock at the time outstanding, on an pari passu basis, ratably in proportion to the full liquidation preference amounts to which they would otherwise be respectively entitled under this Section 3(a).

b. After the payment to the holders of the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock of the full liquidation preferences payable in respect of the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock as set forth in Section 3(a) above, and before any distribution or payment shall be made to the holders of Series A-1 Preferred Stock or Common Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation legally available for distribution an amount per share of Series A Preferred Stock equal to the Series A Original Issue Price plus all declared and unpaid dividends on such share (such declared and unpaid dividends, the “Declared Series A Dividends”) for each share of Series A Preferred Stock held by them. If, upon any liquidation, distribution, or winding up, after payment of the full liquidation preferences of the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock as set forth in Section 3(a) above, the assets of the Corporation remaining after such payment shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference of the Series A Preferred Stock set forth above in this Section 3(b), then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably according to the number of shares of Series A Preferred Stock held by each such holder.

c. After the payment to the holders of the Series C-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock of the full liquidation preferences payable in respect of the Series C-1 Preferred Stock, Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock as set forth in Sections 3(a) and 3(b) above, and before any distribution or payment shall be made to the holders of Common Stock, the holders of Series A-1 Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation legally available for distribution an amount per share of Series A-1 Preferred Stock equal to the Series A-1 Original Issue Price plus all declared and unpaid dividends on such shares for each share of Series A-1 Preferred Stock held by them. If, upon any liquidation, distribution, or winding up, after payment of the full liquidation preference of the Series C-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as set forth in Sections 3(a) and 3(b) above, the assets of the Corporation remaining after such payment shall be insufficient to make payment in full to all holders of Series A-1 Preferred Stock of the liquidation preference of the Series A-1 Preferred Stock set forth above in this Section 3(c), then such assets shall be distributed among the holders of Series A-1 Preferred Stock at the time outstanding, ratably according to the number of shares of Series A-1 Preferred Stock held by each such holder.

d. After the payment of the full liquidation preferences of the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock as set forth in Section 3(a) above, payment of the full liquidation preference of the Series A Preferred Stock as set forth in Section 3(b) above and payment of the full liquidation preference of the Series A-1 Preferred Stock as set forth in Section 3(c) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock (but not to the holders of the Series A-1 Preferred Stock) on an as-if-converted to Common Stock basis until (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of (A) $2.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Series A Preferred Stock then held by them (inclusive of amounts paid pursuant to Section 3(b) above other than Declared Series A Dividends) plus (B) all Declared Series A Dividends on such shares, (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of (A) $3.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Series B Preferred Stock then held by them (inclusive of amounts paid to holders of Series B Preferred Stock pursuant to Section 3(a) above other than Declared Series B Dividends) plus (B) all Declared Series B Dividends on such shares, (iii) with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of (A) $2.07 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Series C Preferred Stock then held by them (inclusive of amounts paid to holders of Series C Preferred Stock pursuant to Section 3(a) above other than Accrued Series C Dividends and Declared Series C Dividends) plus (B) all Accrued Series C Dividends and all Declared Series C Dividends on such shares, and (iv) with respect to the holders of Series C-1 Preferred Stock, such holders shall have received an aggregate of (A) $3.6804 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Series C-1 Preferred Stock then held by them (inclusive of amounts paid to holders of Series C-1 Preferred Stock pursuant to Section 3(a) above other than Declared Series C-1 Dividends) plus (B) all Declared Series C-1 Dividends on such shares. The remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock ratably according to the number of shares of Common Stock held by each such holder.

e. A consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, or a sale, lease or other disposition of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3; provided, however, that notwithstanding the foregoing, with respect to the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, an Asset Transfer or Acquisition (each as defined below) shall each be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3. In the event of an Asset Transfer or Acquisition, each share of Series A Preferred Stock and each share of Series A-1 Preferred Stock shall be treated in such transaction as if such share had been converted to Common Stock immediately prior to such Asset Transfer or Acquisition. For the purposes of this Amended and Restated Certificate of Incorporation: (i) “Acquisition” shall mean (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization (excluding any such stockholder that is an “Acquiring Stockholder” as hereinafter defined), continue to hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) in substantially the same proportions immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of 50% of the Corporation’s voting power is transferred; (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets or business of the Corporation; and (iii) “Acquiring Stockholder” means a stockholder or stockholders of the Corporation (A) that merges, consolidates or combines with the Corporation or a surviving entity in a consolidation, merger or other corporate reorganization, (B) that owns or controls a majority of the voting power of another corporation or other entity described in clause (A), or (C) a majority of whose voting power is directly or indirectly owned or controlled by, or which is directly or indirectly under common control with, another corporation or other entity that merges, consolidates or combines with the Corporation or a surviving entity (where for purposes of the definition of “Acquiring Stockholder” (1) “voting power” means the power to vote for the election of the board of directors or similar governing body of an entity and (2) “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

f. If any of the assets of the Corporation are to be distributed other than in cash under this Section 3 or for any purpose, then the Board of Directors shall determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock in good faith.

4. CONVERSION RIGHTS.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

a. Optional Conversion. Subject to and in compliance with the provisions of this Section 4, each share of Series Preferred may, at the option of the holder, be converted at any time into such number of fully-paid and nonassessable shares of Common Stock as is determined (i) as to the Series A Preferred Stock, by dividing the Series A Original Issue Price by the then effective Conversion Price for the Series A Preferred Stock, (ii) as to the Series A-1 Preferred Stock, by dividing the Series A-1 Original Issue Price by the then effective Conversion Price for the Series A-1 Preferred Stock, (iii) as to the Series B Preferred Stock, by dividing the Series B Original Issue Price by the then effective Conversion Price for the Series B Preferred Stock, (iv) as to the Series C Preferred Stock, by dividing the Series C Original Issue Price by the then effective Conversion Price for the Series C Preferred Stock, and (v) as to the Series C-1 Preferred Stock, by dividing the Series C-1 Original Issue Price by the then effective Conversion Price for the Series C-1 Preferred Stock (in each case as last adjusted and then currently in effect, referred to as the “Conversion Price”). The Conversion Price per share at which shares of Common Stock shall initially be issuable (the “Initial Conversion Price”) upon conversion of the Series Preferred shall be (i) $1.00 with respect to the Series A Preferred Stock, (ii) $1.00 with respect to the Series A-1 Preferred Stock, (iii) $1.3362 with respect to the Series B Preferred Stock, (iv) $1.035 with respect to the Series C Preferred Stock, and (v) $1.8402 with respect to the Series C-1 Preferred Stock; provided, however, that the Conversion Price of each series of the Series Preferred shall be subject to adjustment at any time and from time to time after the Filing Date.

b. Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

c. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, the Conversion Price with respect to each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price with respect to each series of Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

d. Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Filing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price with respect to each series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price with respect to each series of Preferred Stock then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price with respect to each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price with respect to each series of Preferred Stock shall be adjusted pursuant to this Section 4(d) to reflect the actual payment of such dividend or distribution.

e. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Filing Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend, an Acquisition, an Asset Transfer, a reorganization, merger or consolidation in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) then in any such event each share of the Series Preferred shall be convertible into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such share of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

f. Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Filing Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares or, with respect to the Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, an Acquisition or an Asset Transfer), then as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series Preferred would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price with respect to each series of Preferred Stock then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

g. Sale of Shares Below Series Preferred Conversion Price.

(i)

(A) Series Preferred Other Than Series C-1 Preferred Stock. If at any time or from time to time after the Filing Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (g)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(c) above, for an Effective Price (as defined in subsection (g)(iv) below) that is less than the Conversion Price then in effect with respect to any series of Preferred Stock (other than the Series C-1 Preferred Stock), then and in each such case, such Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale (or deemed issue or sale), to a price determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (g)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Conversion Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the total number of Additional Shares of Common Stock so issued (or deemed issued). For the purposes of this subsection (g)(i)(A) and subsection (g)(i)(B) below, the number of shares of “Common Stock deemed outstanding” as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted into Common Stock under this Section 4 on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding or exercisable on the day immediately preceding the given date.

(B) Series C-1 Preferred Stock. If at any time or from time to time after the Filing Date but on or prior to the Series C-1 Formula Change Date (as hereafter defined), the Corporation issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (g)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(c) above, for an Effective Price (as defined in subsection (g)(iv) below) that is less than the Conversion Price then in effect with respect to the Series C-1 Preferred Stock, then and in each such case, such Conversion Price of the Series C-1 Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale (or deemed issue or sale), to the higher of (i) the Effective Price at which such Additional Shares of Common Stock are so issued or sold (or, pursuant to the express provisions of subsection (g) are deemed to have been issued or sold) or (ii) the Series C Conversion Price that is in effect immediately after the issuance or sale (or deemed issuance or sale) of such Additional Shares of Common Stock (after taking into account any reduction in the Series C Conversion Price resulting from such issuance or sale (or deemed issuance or sale) of such Additional Shares of Common Stock, under the provisions of subsection 4(g)(i)(A)); provided however, that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or sold or deemed to be issued or sold. If at any time or from time to time after the Series C-1 Formula Change Date (as hereafter defined), the Corporation issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (g)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(c) above, for an Effective

Price (as defined in subsection (g)(iv) below) that is less than the Conversion Price then in effect with respect to the Series C-1 Preferred Stock, then and in each such case, such Conversion Price of the Series C-1 Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale (or deemed issue or sale), to a price determined by multiplying such Conversion Price of the Series C-1 Preferred Stock by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined in subsection (g)(i)(A) above) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (g)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Conversion Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined in subsection (g)(i)(A) above) immediately prior to such issue or sale, plus (B) the total number of Additional Shares of Common Stock so issued (or deemed issued). As used in this subparagraph (B), the term “Series C-1 Formula Change Date” means the earliest to occur of the following dates or events: (i) the Corporation’s receipt, on or before the Trigger Date (as defined below), of aggregate cash proceeds of at least Forty Million Dollars ($40,000,000) from any combination of (x) the Corporation’s sale and issuance of shares of Series C-1 Preferred Stock at a purchase price of at least $1.8402 per share (such price per share being subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C-1 Preferred Stock after the Filing Date), (y) the Corporation’s issuance of promissory notes and/or other debt instruments or debt securities that are not convertible into capital stock of the Corporation or into any other security that is exercisable, exchangeable or convertible into capital stock of the Corporation and (z) the Corporation’s issuance of convertible promissory notes and/or other debt instruments or debt securities that are convertible into preferred stock of the Corporation at a price of $1.8402 per share or more (on an as-converted to Common Stock basis, with such price per share being subject to adjustment for any stock split, reverse stock split or similar event affecting such preferred stock after the Filing Date); (ii) the first date on which the Conversion Price of the Series C-1 Preferred Stock is equal to the Conversion Price of the Series C Preferred Stock; (iii) the Corporation’s receipt of at least Fifty Million Dollars ($50,000,000) from the Corporation’s sale and issuance of shares of a new series of preferred stock (other than Series C-1 Preferred Stock) at a purchase price higher than $1.8402 per share (on an as-converted to Common Stock basis, with such price per share being subject to adjustment for any stock split, reverse stock split or similar event affecting the Common Stock after the Filing Date); and (iv) the first date on which a writing is delivered to the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company that is unanimously executed by each Selected Investor and which states that the date indicated in such writing is the Series C-1 Formula Change Date. As used in this subparagraph (B), the term “Trigger Date” means April 1, 2011; except that, if at any time prior to the Trigger Date a writing is delivered to the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company that is unanimously executed by each of the Selected Investors and which states that the Trigger Date shall be a date indicated in such writing (an “Extension Notice”), then the Trigger Date shall be that date designated as the new Trigger Date in such writing, which date must be a date occurring after the later of April 1, 2011 or the last Trigger Date designated in the most recent previous Extension Notice, if any (it being understood that more than one Extension Notice may be executed and delivered by the Selected Investors, such that the Trigger Date may be extended more than once (and for the avoidance of doubt the Trigger Date may not be accelerated by any Extension Notice but only deferred)). As used in this subparagraph (B), the term “Selected Investors” means each and every holder of outstanding shares of the Company’s Series C Preferred Stock at the time in question.

(ii) For the purpose of making any adjustment required under this Section 4(g), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (g)(iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iii) For the purpose of the adjustment required under this Section 4(g), if the Corporation issues or sells any (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price with respect to any series of Preferred Stock then in effect, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of such Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, then such Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of Series Preferred.

(iv) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(g), whether or not subsequently reacquired or retired by the Corporation other than: (A) shares of Common Stock issued upon conversion of the Series Preferred; (B) up to 11,421,529 shares (or such larger number as may be approved by the Board of Directors, with and including the approval of all the Preferred Directors) of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (such number of shares of Common Stock to be as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) issued or granted to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided, however, that such amount shall be increased to reflect any shares of Common Stock (i) not issued pursuant to the rights, agreements, options or warrants actually issued pursuant to this clause (B) (“Unexercised Options”) as a result of the termination or expiration of such Unexercised Options or (ii) reacquired by the Corporation from employees, directors or consultants pursuant to arrangements approved by the Board of Directors that permit the Corporation to repurchase such shares upon termination of such persons’ services to the Corporation; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or Convertible Securities outstanding as of the Filing Date; (D) shares of Common Stock issued pursuant to a bona fide merger, consolidation, acquisition or similar business combination the terms of which are approved by the Board of Directors, with and including the approval of all the Preferred Directors; (E) shares of Common Stock issued pursuant to any equipment or real estate leasing arrangement, or any debt financing from a bank or similar financial institution and with a federal or state charter approved by the Board of Directors, with and including the approval of all the Preferred Directors; (F) shares of Common Stock, Preferred Stock, options, warrants or other equity securities issued in connection with strategic transactions involving the Corporation and other entities for the purpose of (x) joint venture, manufacturing, marketing or distribution arrangements, (y) technology transfer, collaboration, licensing or development arrangements and (z) any other arrangements involving corporate partners that are primarily for purposes other than raising capital; provided that in each case such strategic transactions and the related issuance of equity securities have been approved by the Board of Directors, with and including the approval of all the Preferred Directors; (G) shares of Common Stock issued or issuable in or under a Qualified IPO (as defined below); and (H) shares of Common Stock issued, or issuable with the affirmative vote or written consent of both (i) at least a majority of the then outstanding shares of Series Preferred, voting together as a class (on an as-converted basis) and (ii) at least a majority of the then outstanding shares of Series C Preferred Stock voting together as a single series, in each case in favor of a resolution which expressly states that such Common Stock is not to be considered “Additional Shares of Common Stock” as defined herein. The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(g), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this Section 4(g), for such Additional Shares of Common Stock.

h. Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price with respect to any series of Series Preferred for the number of shares of Common Stock or other securities issuable upon conversion of such series of Series Preferred, if such series of Series Preferred is then convertible pursuant to this Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Series Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts and provide the calculation upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price with respect to such series of Series then in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of Series Preferred.

i. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least 20 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, merger, consolidation, dissolution, liquidation or winding up.

j. Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the applicable Conversion Price with respect to each series of Preferred Stock then in effect, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price is at least $5.00 (such per share price, to be adjusted for stock splits, combinations, dividends, recapitalizations and the like), and (ii) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $50,000,000 (a “Qualified IPO”). Each share of Series A Preferred Stock, each share of Series A-1 Preferred Stock and each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock, based on the applicable Conversion Price with respect to each such series of Preferred Stock then in effect at any time upon the vote at a meeting of stockholders at which the affirmative vote of, or with the written consent of, at least a majority of the then outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock (on an as-converted basis), voting together as a class, approving such conversion is obtained. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock, based on the Conversion Price of the Series C Preferred Stock then in effect at any time upon the vote at a meeting of stockholders at which the affirmative vote of, or the written consent of, at least 70% of the then outstanding shares of Series C Preferred Stock approving such conversion is obtained. Each share of Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock, based on the Conversion Price of the Series C-1 Preferred Stock then in effect at any time upon the vote at a meeting of stockholders at which the affirmative vote of, or the written consent of, at least a majority of the then outstanding shares of Series C-1 Preferred Stock approving such conversion is obtained. Upon any such automatic conversion, any declared and unpaid dividends on the converted shares shall be paid in accordance with the provisions of Section 4(b).

(ii) Upon the occurrence of either event specified in paragraph (i) above, the outstanding shares of Series Preferred so converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred or any series thereof, the holders of Series Preferred so converted shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(b).

k. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board of Directors) on the date of conversion.

l. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

m. Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

n. Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

o. No Dilution or Impairment. Except with the vote or consent of the holders of the then outstanding Series Preferred, voting together as a single class required by this Amended and Restated Certificate of Incorporation, the Corporation’s Bylaws and applicable law, the Corporation shall not amend this Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

5. NO REISSUANCE OF SERIES PREFERRED.

No share or shares of Series Preferred which have been converted into Common Stock after the original issuance thereof shall be reissued and all such shares so converted shall upon such conversion cease to be authorized shares of the Corporation. In addition, the Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized stock.

6. NO PREEMPTIVE RIGHTS.

Stockholders shall have no preemptive rights.

V.

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Corporation’s Bylaws.

1. ELECTION OF DIRECTORS.

a. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

b. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115(b) of the CGCL. During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes for the election of any director as to which such stockholder is entitled to vote and give one candidate a number of votes equal to the number of directors to be elected by any class, classes, series or series’ of stock held by such stockholder as provided in Section 2 of Article IV of this Amended and Restated Certificate of Incorporation multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (a) the names of such candidate or candidates for which such stockholder is entitled to vote under the terms of this Amended and Restated Certificate of

Incorporation, the Corporation’s Bylaws and applicable law have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

2. REMOVAL.

a. Subject to Section 141(k) of the DGCL, at any time or times that the Corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, subsection 2.b of this Article V above shall not apply and any director who shall have been elected to the Board of Directors by the holders of the outstanding shares of a specified series, class or classes of stock given the right to elect such director or directors pursuant to the provisions of Section C.2 of Article IV of this Amended and Restated Certificate of Incorporation (the “Specified Stock”), may be removed during his or her term of office, with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power, on an as-converted basis, of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting.

b. During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal under the provisions of subsection 2.a of this Article V above; provided, however, that, if cumulative voting then applies under the terms of this Article V, Section A.1.b of this Certificate of Incorporation, unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

c. Subject to the provisions of this Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. Subject to the provisions of this Certificate of Incorporation, the stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

VI.

A. The liability of the directors for monetary damages, for breach of fiduciary duty or otherwise, shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times the Corporation is subject to Section 2115(b) to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of this Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute in accordance with the terms of this Amended and Restated Certificate of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

VIII.

In the event that a member of the Board of Directors who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board of Directors) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Corporation or any of its affiliates.

FOUR: This Amended and Restated Certificate of Incorporation of the Corporation, which restates, integrates and amends the provisions of the Certificate of

Incorporation of the Corporation, has been duly adopted by the Board of Directors and by the holders of the requisite number of shares of the Corporation’s capital stock in accordance with Sections 242 and 245 of the DGCL, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the DGCL.

IN WITNESS WHEREOF, Genomatica, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 10th day of December 2010.

By:	/s/ Christophe H. Schilling, Ph.D.
CHRISTOPHE H. SCHILLING, PH.D.
President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GENOMATICA, INC.

GENOMATICA, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Genomatica, Inc.

SECOND: The date on which the Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is October 18, 2007.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

Article IV(C)(4)(g)(iv) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(g), whether or not subsequently reacquired or retired by the Corporation other than: (A) shares of Common Stock issued upon conversion of the Series Preferred; (B) up to 12,260,631 shares (or such larger number as may be approved by the Board of Directors, with and including the approval of all the Preferred Directors) of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (such number of shares of Common Stock to be as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) issued or granted to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided, however, that such amount shall be increased to reflect any shares of Common Stock (i) not issued pursuant to the rights, agreements, options or warrants actually issued pursuant to this clause (B) (“Unexercised Options”) as a result of the termination or expiration of such Unexercised Options or (ii) reacquired by the Corporation from employees, directors or consultants pursuant to arrangements approved by the Board of Directors that permit the Corporation to repurchase such shares upon termination of such persons’ services to the Corporation; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or Convertible Securities outstanding as of the Filing Date; (D) shares of Common Stock issued pursuant to a bona fide merger, consolidation, acquisition or similar business combination the terms of which are approved by the Board of Directors, with and including the approval of all the Preferred Directors; (E) shares of Common Stock issued pursuant to any equipment or real estate leasing arrangement, or any debt financing from a bank or similar financial institution and with a federal or state charter approved by the Board of Directors, with and including the approval of all the Preferred Directors; (F) shares of Common Stock, Preferred Stock, options, warrants or other equity securities issued in connection with strategic transactions involving the Corporation and other entities for the purpose of (x) joint venture, manufacturing, marketing or distribution arrangements, (y) technology transfer, collaboration, licensing or development arrangements and (z) any other arrangements involving corporate partners that are primarily for purposes other than raising capital; provided that in each case such strategic transactions and the related issuance of equity securities have been approved by the Board of Directors, with and including the approval of all the Preferred Directors; (G) shares of Common Stock issued or issuable in or under a Qualified IPO (as defined below); and (H) shares of Common Stock issued, or issuable with the affirmative vote or written consent of both (i) at least a majority of the then outstanding shares of Series Preferred, voting together as a class (on an as-converted basis) and (ii) at least a majority of the then outstanding shares of Series C Preferred Stock voting together as a single series, in each case in favor of a resolution which expressly states that such Common Stock is not to be considered “Additional Shares of Common Stock” as defined herein. The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(g), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this Section 4(g), for such Additional Shares of Common Stock.”

Article IV(C)(6) of the Certificate of Incorporation shall be deleted in its entirety.

FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, Genomatica, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 4th day of January, 2011.

By:	/s/ Christophe H. Schilling
Christophe H. Schilling
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GENOMATICA, INC.

GENOMATICA, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Genomatica, Inc.

SECOND: The date on which the Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is October 18, 2007.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

Article IV(A) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 131,026,190 shares, 74,600,000 shares of which shall be Common Stock (the “Common Stock”) and 56,426,190 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 and the Common Stock shall have a par value of $0.0001.”

Article IV(B) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“3,500,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred Stock”). 350,000 of the authorized shares of Preferred Stock are hereby designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred Stock”). 13,629,570 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred Stock”). 14,492,756 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred Stock”). 24,453,864 of the authorized shares of Preferred Stock are hereby designated “Series C-1 Preferred Stock” (the “Series C-1 Preferred Stock” and, collectively with the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Series Preferred”).”

Article IV(C)(2)(e) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“The members of the Board of Directors shall be elected as follows:

(i) For so long as at least 3,260,515 shares of Series C-1 Preferred Stock remain outstanding (such number of shares being subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C-1 Preferred Stock after the Filing Date), the holders of Series C-1 Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors (the “Series C-1 Director”), and to remove from office such Series C-1 Director and to fill any vacancy caused by the resignation, death or removal of such Series C-1 Director.

(ii) For so long as at least 3,000,000 shares of Series C Preferred Stock remain outstanding (such number of shares being subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C Preferred Stock after the Filing Date) the holders of Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect three members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors (the “Series C Directors” and together with the Series C-1 Director, the “Preferred Directors”), and to remove from office such Series C Directors and to fill any vacancy caused by the resignation, death or removal of any or all such Series C Directors.

(iii) The holders of Common Stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of any or all such directors.

(iv) The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining authorized members of the Board of Directors not described in clause (i), (ii) or (iii) above, at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of any or all such directors.”

Article IV(C)(4)(g)(i) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“If at any time or from time to time after the Filing Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (g)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(c) above, for an Effective Price (as defined in subsection (g)(iv) below) that is less than the Conversion Price then in effect with respect to any series of Preferred Stock, then and in each such case, such Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale (or deemed issue or sale), to a price determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (g)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Conversion Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the total number of Additional Shares of Common Stock so issued (or deemed issued). For the purposes of the preceding sentence, the number of shares of “Common Stock deemed outstanding” as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted into Common Stock under this Section 4 on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding or exercisable on the day immediately preceding the given date.”

Article IV(C)(4)(g)(iv) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

““Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(g), whether or not subsequently reacquired or retired by the Corporation other than: (A) shares of Common Stock issued upon conversion of the Series Preferred; (B) up to 13,699,094 shares (or such larger number as may be approved by the Board of Directors, with and including the approval of all the Preferred Directors) of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (such number of shares of Common Stock to be as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) issued or granted to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided, however, that such amount shall be increased to reflect any shares of Common Stock (i) not issued pursuant to the rights, agreements, options or warrants actually issued pursuant to this clause (B) (“Unexercised Options”) as a result of the termination or expiration of such Unexercised Options or (ii) reacquired by the Corporation from employees, directors or consultants pursuant to arrangements approved by the Board of Directors that permit the Corporation to repurchase such shares upon termination of such persons’ services to the Corporation; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or Convertible Securities outstanding as of the Filing Date; (D) shares of Common Stock issued pursuant to a bona fide merger, consolidation, acquisition or similar business combination the terms of which are approved by the Board of Directors, with and including the approval of all the Preferred Directors; (E) shares of Common Stock issued pursuant to any equipment or real estate leasing arrangement, or any debt financing from a bank or similar financial institution and with a federal or state charter approved by the Board of Directors, with and including the approval of all the Preferred Directors; (F) shares of Common Stock, Preferred Stock, options, warrants or other equity securities issued in connection with strategic transactions involving the Corporation and other entities for the purpose of (x) joint venture, manufacturing, marketing or distribution arrangements, (y) technology transfer, collaboration, licensing or development arrangements and (z) any other arrangements involving corporate partners that are primarily for purposes other than raising capital; provided that in each case such strategic transactions and the related issuance of equity securities have been approved by the

Board of Directors, with and including the approval of all the Preferred Directors; (G) shares of Common Stock issued or issuable in or under a Qualified IPO (as defined below); and (H) shares of Common Stock issued, or issuable with the affirmative vote or written consent of both (i) at least a majority of the then outstanding shares of Series Preferred, voting together as a class (on an as-converted basis) and (ii) at least a majority of the then outstanding shares of Series C Preferred Stock voting together as a single series, in each case in favor of a resolution which expressly states that such Common Stock is not to be considered “Additional Shares of Common Stock” as defined herein. The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(g), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this Section 4(g), for such Additional Shares of Common Stock.”

FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, Genomatica, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 22nd day of February, 2011.

By:	/s/ Christophe H. Schilling
Christophe H. Schilling
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GENOMATICA, INC.

GENOMATICA, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Genomatica, Inc.

SECOND: The date on which the Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is October 18, 2007.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

Article IV(A) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 131,460,924 shares, 74,817,367 shares of which shall be Common Stock (the “Common Stock”) and 56,643,557 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 and the Common Stock shall have a par value of $0.0001.”

Article IV(B) of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“3,500,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred Stock”). 350,000 of the authorized shares of Preferred Stock are hereby designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred Stock”). 13,629,570 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred Stock”). 14,492,756 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred Stock”). 24,671,231 of the authorized shares of Preferred Stock are hereby designated “Series C-1 Preferred Stock” (the “Series C-1 Preferred Stock” and, collectively with the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Series Preferred”).”

FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, Genomatica, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 20th day of June, 2011.

By:	/s/ Christophe H. Schilling
Christophe H. Schilling
President and Chief Executive Officer